Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 24, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears as Exhibit 99.2 of Gold Reserve Inc.’s Annual Report on Form 40-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, British Columbia

January 14, 2016